UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of common stock	CEROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.

On July 26, 2024, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), was informed by telephone, subsequently confirmed in writing (the “FDA Communication”), that the Food and Drug Administration (the “FDA”) has placed a clinical hold on the Company’s Investigational New Drug Application (“IND”) with respect to its product candidate, CER-1236. The FDA indicated that the clinical hold has been placed as a result of insufficient data provided with regard to two issues within pharmacology and toxicology of CER-1236.

The FDA indicated that, within 30 calendar days, it would provide a detailed official hold letter and requested that the Company hold its response until after receipt of such letter (the “Hold Letter”).

The Company plans to work expeditiously to resolve this clinical hold so that CER-1236 may proceed to the clinic, including by beginning scientific experimental activities to address the two issues based upon the FDA Communication, as well as earlier discussions with the FDA. Notwithstanding the FDA Communication and pending receipt of the Hold Letter, the Company continues to believe that it will be able to initiate the planned clinical trial by the end of 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2024	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Brian G. Atwood
	Name:	Brian G. Atwood
	Title:	Chief Executive Officer